UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

Massimo Group

(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road

Garland, TX 75041

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 866-403-5272

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Public Offering

On April 1, 2024, Massimo Group (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craft Capital Management, LLC, acting as representative of the underwriters (the “Representative”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the underwriters in a firm commitment underwritten initial public offering (the “Offering”) an aggregate of 1,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $4.50 per share. On April 4, 2024, the Company consummated the Offering, generating gross proceeds of $5,850,000. The Common Stock is listed on the Nasdaq Capital Market under the trading symbol “MAMO.”

The Company has granted the Representative the option (“Over-allotment Option”), exercisable for 45 days from April 1, 2024, to purchase up to an additional 195,000 shares from the Company at the Offering price less the underwriting discount and commissions to cover over-allotments.

The Shares were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-276095), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on March 26, 2024 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Company has also agreed that it will not, without the prior written consent of the Representative, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued pursuant to an equity incentive plan.

Representative’s Warrant

Pursuant to the Underwriting Agreement, the Company issued to the Representative and its designee warrants (the “Representative’s Warrants”) to purchase 87,100 shares of Common Stock. In the event the Representative exercises its Over-allotment Option, the Representative will be entitled to purchase an additional 13,065 shares of Common Stock. The Representative’s Warrants will be exercisable at a per share exercise price equal to $5.625 and are exercisable at any time and from time to time, in whole or in part, during the period commencing on October 4, 2024 and terminating on April 4, 2029. Neither the Representative’s Warrants nor any of the shares issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of six (6) months immediately following the commencement of sales of the Offering.

The foregoing summary of the terms of the Underwriting Agreement and the Representative’s Warrants are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement and the form of Representative’s Warrants that are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, in connection with the Offering, Yunhao Chen, Paolo Pietrogrande, Mark Sheffield, and Ting Zhu were appointed to the board of directors of the Company (the “Board”). Mr. Pietrogrande, Mr. Sheffield, and Ms. Zhu are independent directors. Effective April 1, 2024, Mr. Pietrogrande, Mr. Sheffield, and Ms. Zhu were also appointed to the Board’s (i) Audit Committee, with Ms. Zhu serving as chair of the Audit Committee, (ii) Compensation Committee, with Mr. Sheffield serving as chair of the Compensation Committee, and (iii) Nominating and Corporate Governance Committee, with Mr. Pietrogrande serving as chair of the Nominating and Corporate Governance Committee. The term of office of each of the directors will expire at the Company’s first annual meeting of stockholders.

Other than the foregoing, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 8.01 Other Events.

On April 2, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On April 4, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of April 1, 2024, by and between the Company and the Representative
4.1	Form of Representative’s Warrant
99.1	Press Release, dated April 2, 2024
99.2	Press Release, dated April 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Massimo Group

	By:	/s/ David Shan
	Name:	David Shan
	Title:	Chief Executive Officer

Dated: April 4, 2024